Exhibit 10.3

Form of Service Agreement

Party A: [*****]

Address: [*****]

Party B: Shanghai Neotv Cultural Communication Co., Ltd.

Address: Room 302, No. 658, Lingshi Road, Jing’an District, Shanghai

Whereas Party B has brand cooperation resources (See the Appendix hereto for details) and government cooperation rights in relation to the [*****] (“[*****]”), Party A wishes to buy out such [*****] brand cooperation resources and government cooperation rights. In accordance with the Contract Law of the People’s Republic of China and the relevant laws and regulations, the Parties hereby have entered into the following Agreement by consensus on the principle of equality, voluntariness and mutual benefits：

Ⅰ. Cooperation Model

1.1 Project name: 2021 Tencent Global eSports Arena (TGA)

1.2 Content of cooperation: Party A buys out the brand sponsorship solicitation rights and government cooperation rights of the [*****] Party B shall provide the brand rights and interests contained in the annexes in accordance with the requirements of the brand owners identified by Party A and cooperate with Party A to apply for government subsidy funds. Party B shall obtain Party A’s consent in advance if Party B solicitates sponsorship and government cooperation on its own.

1.3  Amount of the consideration for cooperation: In consideration of Party A’s entitlement to all the resource rights and interests arranged by Party B under this Agreement, Party A shall pay Party B in the sum of RMB: [*****]yuan inclusive of tax (Say RMB [*****])

II. Payment of Fees

2.1 Party A shall pay all fees to Party B within thirty days after the execution of this Agreement.

2.2 The account information of Party B is as follows:

Account name:	Shanghai Neotv Cultural Communication Co., Ltd.
Bank of Account:	China Merchants Bank, Shanghai Branch, Daning Sub-branch
Account number:	[*****]

2.3  If Party A fails to complete the payment in accordance with the above agreed time and manner, Party A shall pay Party B [*****] of the amount of consideration for cooperation for each day of delay as liquidated damages.

Ⅲ. Party A’s Rights and Obligations

3.1 Party A shall not require Party B to work on matters exceeding the scope agreed in the Agreement and shall not require Party B to engage in any obscene or unlawful activities, and Party B may refuse Party A’s request for any unlawful activities.

3.2 In the course of the performance of the Agreement, Party A shall not infringe on Party B’s reputation.

3.3 Party A shall pay the cooperation fee and provide Party B with the other materials as specified under the Agreement in a timely manner.

3.4 Party A guarantees that the content of the cooperation under this Agreement and all matters required by Party A to be performed by Party B shall not infringe the legitimate rights of any third party (including but not limited to any intellectual property rights such as copyright of the third party, the right of reputation, name, portrait and other relevant rights stipulated by the laws of China). Otherwise, Party A shall indemnify Party B for all losses suffered as a result.

Ⅳ. Party B’s rights and obligations

4.1 Party B shall be responsible for the specific execution of the TGA event. The execution personnel shall abide by the work discipline and strictly obey the order of the event site in the process of fulfilling the Agreement.

4.2 Party B warrants that Party A can use the specific resources in accordance with the provisions of the resource package and that such use shall not infringe the legitimate rights of any third party (including but not limited to any intellectual property rights such as copyright of the third party, the right of reputation, name, portrait and other relevant rights stipulated by the laws of China), that there is no legal dispute including intellectual property disputes, and that there is no violation of the Copyright Law or relevant Chinese laws. Otherwise, Party A shall indemnify Party B for all losses suffered as a result.

4.3 In the course of performing the Agreement, Party B shall have the right to participate, the right to be informed and the right to put forward reasonable suggestions and opinions to Party A, to which Party A shall give due respect and attach importance.

4.4 Party B shall cooperate with Party A to provide relevant materials in order to facilitate the government subsidy funding application.

Ⅴ. Confidentiality Clause

5.1 Without the consent of the information provider, neither party to this Agreement shall disclose to any third party outside this Agreement any clause of this Agreement, the content of the cooperation, the execution and performance of this Agreement, and any information of the information provider and its affiliates obtained through the execution and performance of this Agreement (except for those already publicly disclosed by the information provider and its affiliates).

5.2 Within five working days after fulfillment of this Agreement, both parties shall immediately destroy or return the relevant materials containing trade secrets and issue a statement of destruction upon the request of the other party.

5.3 The aforesaid confidentiality period shall be kept confidential from the date on which the recipient is aware of the information until the information concerned becomes public knowledge.

Ⅵ. Liability for Breach of Contract

Any failure on the part of either party hereto to perform any of its obligations, responsibilities or warranties under this Agreement shall constitute a breach of contract. Unless otherwise provided in the Agreement, the breaching party shall be liable for all the economic losses suffered by the non-breaching party as a result.

Ⅶ. Force Majeure

In the event that all or part of this Agreement cannot be performed due to government acts, earthquake, typhoon, flood, fire or other acts of God, war, hacker attack, computer virus, network failure or any other force majeure, the party affected by such force majeure shall not be liable for breach of contract, but shall immediately notify the other party of such event in writing and provide valid supporting documents within [5] days. The Parties shall negotiate to decide whether to continue to perform or terminate this Agreement according to the effects of the events on the performance of this Agreement. If force majeure lasts for more than [5] days and has a material adverse effect on the performance of this Agreement, either Party may terminate this Agreement.

Ⅷ. Governing Law and Dispute Resolution

8.1 The formation, validity, interpretation, execution, amendment and termination of this Agreement shall be governed by the laws, regulations and administrative rules of the People’s Republic of China.

8.2 Any dispute arising from this Agreement between Party A and Party B shall be resolved through friendly negotiation. In case such negotiation fails, either party may submit the dispute to the people’s court in the place where this Agreement is signed for litigation. In the course of resolving the dispute, the undisputed parts of the Agreement shall continue to be performed.

Ⅸ. Others

9.1 If, after the execution of this Agreement, the parties have written supplementary Agreements, such supplementary Agreements shall form an integral part of this Agreement and shall have the same legal effect.

9.2 If any part of this Agreement is found to be unlawful, invalid or unenforceable, such part shall be limited or removed from the Agreement to the minimum extent necessary and shall not affect the validity of the other provisions of this Agreement.

9.3 This Agreement is made in duplicate, one copy for each of the parties and shall have the same legal effect.

(No context below)

Party A: [*****]	Party B: Shanghai NeoTV Culture
Communication Co., Ltd.

(Seal)	(Seal)

Date:	Date:

Annex: [*****] brand cooperation rights and benefits as below